SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 23, 2011

	Registrant, State of Incorporation, Address of	I.R.S.
Commission File	Principal Executive Offices and Telephone	Identification
Number	Number	Number

1-08788	NV ENERGY, INC.	88-0198358
Nevada
6226 West Sahara Avenue
Las Vegas, Nevada 89146
(702) 402-5000

2-28348	NEVADA POWER COMPANY d/b/a	88-0420104
NV ENERGY
Nevada
6226 West Sahara Avenue
Las Vegas, Nevada 89146
(702) 402-5000

0-00508	SIERRA PACIFIC POWER COMPANY d/b/a	88-0044418
NV ENERGY
Nevada
P.O. Box 10100 (6100 Neil Road)
Reno, Nevada 89520-0400 (89511)
(775) 834-4011
None

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
SIGNATURES

Item 8.01 Other Events
     On May 23, 2011, the Public Utilities Commission of Nevada (PUCN) issued a final order approving Nevada Power Company’s d/b/a NV Energy (NPC) and Sierra Pacific Power Company’s d/b/a NV Energy (SPPC), collectively referred to as the Utilities, application to recover energy efficiency program costs and lost revenues attributed to the measurable and verifiable effects associated with the implementation of efficiency and conservation programs approved by the PUCN. The new rate elements become effective July 1, 2011. The Utilities originally requested a total of $124.7 million of additional revenue for 2011. Of that amount, $70.6 million and $12.1 million were attributable to energy efficiency program rates (EEPR) for NPC and SPPC respectively. In addition, $34.6 million and $7.4 million were attributable to energy efficiency implementation rates (EEIR) for NPC and SPPC, respectively.
     The PUCN order authorized EEPR of $57.8 million and $9.7 million for NPC and SPPC, respectively. With respect to the EEIR, the PUCN authorized recovery of $15.4 million and $2.6 million for 2011, for NPC and SPPC, respectively, or $24.0 million less than the Utilities original request.
     The Utilities previously recorded EEIR revenues of $10.7 million and $6.8 million in 2010 and the first quarter 2011, respectively. The Utilities are assessing the impact of this order on those amounts previously recorded, and will reflect any adjustments in the second quarter of 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have each duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

NV Energy, Inc. (Registrant)
Date: May 25, 2011	By:	/s/ E. Kevin Bethel
E. Kevin Bethel
Chief Accounting Officer

Nevada Power Company d/b/a NV Energy (Registrant)
Date: May 25, 2011	By:	/s/ E. Kevin Bethel
E. Kevin Bethel
Chief Accounting Officer

Sierra Pacific Power Company d/b/a NV Energy (Registrant)
Date: May 25, 2011	By:	/s/ E. Kevin Bethel
E. Kevin Bethel
Chief Accounting Officer

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